Exhibit (j)

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ANCHIN, BLOCK & ANCHIN, LLP
Accountants and Advisors

1375 Broadway
New York, New York 10018
(212) 840-3456
WWW.ANCHIN.COM

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information constituting part of The Lazard Funds, Inc., Lazard U.S. Small Cap Equity Value Portfolio, Lazard Global Equity Income Portfolio and Lazard Capital Allocator Opportunistic Strategies Portolio, Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A.

/s/ ANCHIN, BLOCK & ANCHIN LLP


February 12, 2008